Exhibit (d)(3)

Schedule A to the Investment Advisory and Management Agreement

between ProShares Trust and ProShare Advisors LLC

Fund	Fee Rate	Effective Date

ProShares Hedged FTSE Europe ETF	0.27%	June 23, 2015
ProShares Hedged FTSE Japan ETF	0.23%	June 23, 2015

ProShares S&P 500 ex-Consumer Discretionary ETF	0.27%	September 17, 2015
ProShares S&P 500 ex-Consumer Staples ETF	0.27%	September 17, 2015
ProShares S&P 500 ex-Energy ETF	0.27%	September 17, 2015
ProShares S&P 500 ex-Financials ETF	0.27%	September 17, 2015
ProShares S&P 500 ex-Health Care ETF	0.27%	September 17, 2015
ProShares S&P 500 ex-Industrials ETF	0.27%	September 17, 2015
ProShares S&P 500 ex-Materials ETF	0.27%	September 17, 2015
ProShares S&P 500 ex-Technology ETF	0.27%	September 17, 2015
ProShares S&P 500 ex-Utilities ETF	0.27%	September 17, 2015
ProShares Managed Futures Strategy ETF	0.75%	September 17, 2015

ProShares MSCI Emerging Markets Ex-China ETF	0.30%	December 7, 2015
ProShares High Yield Bond Ex-Energy ETF	0.45%	December 7, 2015
ProShares S&P 500 Bond ETF	0.15%	December 7, 2015
ProShares S&P 500 Dynamic Treasury Hedge ETF	0.40%	December 7, 2015
ProShares S&P GSCI Smart Commodity Strategy ETF	0.55%	December 7, 2015

ProShares K-1 Free Crude Oil Strategy ETF	0.65%	March 9, 2016 revised Sept 12, 2016

ProShares MSCI Japan Dividend Growers ETF	0.55%	June 8, 2016

ProShares S&P 500 Dividend Aristocrats ETF	0.35%	October 1, 2016
ProShares S&P MidCap 400 Dividend Aristocrats ETF	0.40%	October 1, 2016
ProShares Russell 2000 Dividend Growers ETF	0.40%	October 1, 2016
ProShares MSCI EAFE Dividend Growers ETF	0.50%	October 1, 2016
ProShares MSCI Europe Dividend Growers ETF	0.55%	October 1, 2016
ProShares MSCI Emerging Markets Dividend Growers ETF	0.60%	October 1, 2016
ProShares High Yield–Interest Rate Hedged	0.50%	October 1, 2016
ProShares Investment Grade–Interest Rate Hedged	0.30%	October 1, 2016

PROSHARES TRUST			PROSHARE ADVISORS LLC

By:	/s/ Todd B. Johnson		By:	/s/ Michael L. Sapir
	Name:	Todd B. Johnson		Name:	Michael L. Sapir
	Title:	President		Title:	Chief Executive Officer